PROVIDENT BANCORP, INC.
                                     Pro Forma Balance Sheet
                                        September 30, 2004

                                                         PBI            WCBI          Purchase       Note       Combined
                                                    Consolidated    Consolidated     Adjustments       #        Pro Forma
Assets
   Cash and due from banks                           $   107,571        $ 67,400        $ (90,393)    (1)     $    84,578
   Securities available for sale                         534,297         291,349                -                 825,646
   Securities held to maturity                            69,078           2,255                -                  71,333
   Loans, net                                            980,281         284,556            2,018     (2)       1,266,855
   Loans held for sale                                       855               -                -                     855
   Premises and equipment net                             16,846           9,018            3,147     (3)          29,011
   Accrued interest receivable                             6,815           2,987                -                   9,802
   FHLB stock                                             10,247           7,605                -                  17,852
   Goodwill                                               65,260             886          107,080     (4)         173,226
   Bank owned life insurance                              13,245          13,320                -                  26,565
   Other identifiable intangibles                          5,624           1,361            9,034     (5)          16,019
   Deferred income taxes, net                              5,821           4,026            5,089     (7)          14,936
   Other assets                                           10,211           4,447                -                  14,658
                                                     -----------        --------        ---------             -----------
      Total Assets                                   $ 1,826,151        $689,210        $  35,975             $ 2,551,336
                                                     ===========        ========        =========             ===========

Liabilities and Equity
   Deposits                                          $ 1,239,532        $471,368        $     397     (2)     $ 1,711,297
   Escrow deposits                                         2,526             745                -                   3,271
   Borrowings                                            214,909         152,100            8,421     (6)         375,430
   Accrued expenses and other liabilities                 19,672          17,284                -                  36,956
                                                     -----------        --------        ---------             -----------
      Total Liabilities                                1,476,639         641,497            8,818               2,126,954
                                                     -----------        --------        ---------             -----------

Stockholders equity
   Preferred stock                                             -               -                -                       -
   Common stock                                              397              68                7                     472
   Additional paid-in capital                            269,325          68,701            6,094     (8)         344,120
   Retained earnings                                      91,373          23,270          (23,270)    (8)          91,373
   Unallocated ESOP stock                                (10,854)         (2,551)           2,551     (8)         (10,854)
   Unallocated RRP stock                                       -               -                -                       -
   Treasury stock                                           (432)        (40,539)          40,539                    (432)
Accumulated other comprehensive income                      (297)         (1,236)           1,236                    (297)
                                                     -----------        --------        ---------             -----------
      Total Equity                                       349,512          47,713           27,157                 424,382
                                                     -----------        --------        ---------             -----------

Total liabilities and Stockholders' equity           $ 1,826,151        $689,210        $  35,975             $ 2,551,336
                                                     ===========        ========        =========             ===========

                             PROVIDENT BANCORP, INC.
                           Pro Forma Income Statement
           For the Year Ended September 30, 2004 and December 31, 2003

                                                       PBI 9/30       WCBI 12/31                            Combined
                                                     Consolidated    Consolidated      Purchase     Note   Pro Forma
                                                      Historical      Historical     Adjustments     #
Interest Income
   Loans                                               $  54,093        $ 26,979        $(1,003)    (1)     $ 80,069
   Securities                                             20,231          11,536         (3,500)    (2)       28,267
   Other earning assets                                      184             357              -                  541
                                                       ---------        --------        -------             --------
      Total Interest Income                               74,508          38,872         (4,503)             108,877
                                                       ---------        --------        -------             --------

Interest Expense
   Interest on deposits                                    7,901           6,698           (253)    (3)       14,346
   Interest of borrowings                                  5,081          10,633         (2,413)    (3)       13,301
                                                       ---------        --------        -------             --------
      Total Interest Expense                              12,982          17,331         (2,666)              27,647
                                                       ---------        --------        -------             --------

Net Interest Income                                       61,526          21,541         (1,837)              81,230

Provision for Loan Loss                                      800              90              -                  890
                                                       ---------        --------        -------             --------

Net Interest Income After Provision                       60,726          21,451         (1,837)              80,340

Non-Interest Income
   Banking fees and services charges                       6,570           5,946              -               12,516
   Gain on sales of securities available for sale          2,455             405              -                2,860
   Gain on sales of loans                                    320             451              -                  771
   Other                                                   2,228             695              -                2,923
                                                       ---------        --------        -------             --------
     Total Non-Interest Income                            11,573           7,497              -               19,070
                                                       ---------        --------        -------             --------

Non-Interest Expenses
   Compensation and employee benefits                     23,001          10,538              -               33,539
   Occupancy and office operations                         6,741           2,094              -                8,835
   Data and check processing                               3.634           1,382              -                5,016
   Advertising and promotion                               2,050             120              -                2,170
   Professional fees                                       2,655           1,110              -                3,765
   Amortization of core deposit intangible                 2,063             206          1,975     (4)        4,244
   Establishment of charitable foundation                  5,000               -              -                5,000
   Merger integrationosts                                    773               -              -                  773
   Other                                                  10,229           3,309              -               13,538
                                                       ---------        --------        -------             --------
      Total non-interest expense                          56,146          18,759          1,975               76,880
                                                       ---------        --------        -------             --------

Net Income Before Taxes                                   16,153          10,189         (3,812)              22,530

Provision for Income Tax                                   5,136           3,729         (1,308)               7,557
                                                       ---------        --------        -------             --------

      Net Income                                       $  11,017        $  6,460        $(2,504)            $ 14,973
                                                       =========        ========        =======             ========

Earnings per share:    Basic                           $    0.30        $   1.50                            $   0.35
                       Diluted                         $    0.29        $   1.44                            $   0.34


            Footnotes to Pro Forma Consolidated Financial Statements
            --------------------------------------------------------

Balance Sheet
-------------

     (1) Represents the funds used to complete the cash portion ($72.601 million) of the acquisition purchase price paid from securities held for sale, along with pre-tax acquisition expenses of $22.5 million. Includes receipt of funds ($3.35 million) related to termination of the ESOP and repayment of the associated loan, and forfeiture of RRP shares.
     (2) Represents the estimated fair value adjustments relating to the loan and time deposits portfolios. The estimated lives of the portfolios are approximately three years and five years, respectively. The adjustments are assumed to amortize over the remaining lives of the underlying asset or liability on an accelerated basis.
     (3) Represents the estimated fair market value adjustment relating to premises and equipment. The adjustment is assumed to amortize on a straight-line basis over the remaining useful lives of the underlying assets.
     (4) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired based upon currently available information. Goodwill is expected to be tested for impairment annually with impairment losses, if any, charged to expense if and when they occur.
     (5) Represents the estimated fair market value adjustment relating to the future economic benefit of the acquired core deposits. The adjustment is assumed to amortize to expense on an accelerated basis over its estimated life of approximately 15 years.
     (6) Represents the estimated fair value adjustment related to the Borrower's portfolio. The estimated life of the portfolio is approximately seven years.
     (7) Represents the net deferred tax asset recorded at a marginal rate of 40.0% for the tax effect on the fair market value adjustments and on the deductible portion of the acquisition costs.
     (8) Represents the elimination of WCBI's equity as of the date of the transaction and the issuance of 6,257,892 shares at $11.92 per share to complete the common stock portion of the acquisition purchase price.

Income Statements
-----------------

The pro forma income statements assume that the acquisition of Warwick Community Bancorp, Inc. was completed at the beginning of the periods presented.

     (1) Represents the amortization of the purchase accounting adjustment using a level yield method over the estimated life of the related asset for the years ended September 30, 2004 and December 31, 2003.
     (2) Represents lost earnings on merger-related costs and 50% of the purchase price that was paid in cash ($72.601 million). Reinvestment rates of 3.68% were applied for the years ended September 30, 2004 and December 31, 2003, respectively.
     (3) Represents the amortization of the purchase accounting adjustment using a level yield method over the estimated life of the related liabilities for the years ended September 30, 2004 and December 31, 2003.
     (4) Represents the amortization on an accelerated basis of the intangible asset recorded. Amortization is based on estimated life of the asset and calculated for the the years ended September 30, 2004 and December 31, 2003